UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2026

MORNINGSTAR, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)
	22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)
(312) 696-6000 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report) __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On January 2, 2026, the Board of Directors (the "Board") of Morningstar, Inc. (the "Company" or "we"), upon recommendation from the Nominating and Corporate Governance Committee of the Company, approved a Board size increase from ten (10) to eleven (11) members and appointed Anne Bramman to the newly created seat, effective January 2, 2026. Ms. Bramman will serve as a director of the Company until the 2026 Annual Meeting of Shareholders, at which time she is expected to stand for election by the Company's stockholders (the "2026 Annual Meeting"). Ms. Bramman will also serve as a member of the Board's Audit Committee (the "Audit Committee") and Compensation Committee (the "Compensation Committee").

There are no arrangements or understandings between Ms. Bramman and any other persons pursuant to which Ms. Bramman was selected as a director. Additionally, Ms. Bramman does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Bramman will participate in a compensatory arrangement that is consistent with the Company's compensation program for non-employee directors, as determined by the Board from time to time. A description of this program is set forth in the section entitled "Director Compensation" in the Company's Definitive Proxy Statement for the 2025 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission ("SEC") on March 28, 2025 (the "2025 Proxy Statement"). Pursuant to this program, in January 2026, Ms. Bramman will receive a prorated annual cash retainer for the five-month period until the 2026 Annual Meeting for serving as a director and a member of the Audit Committee and Compensation Committee based on the rates described in the 2025 Proxy Statement. Upon her election at the 2026 Annual Meeting, Ms. Bramman will receive an annual cash retainer at the then current rates for serving on the Board and the Audit Committee, and the Compensation Committee and an initial new non-employee director grant of restricted stock units with an approximate grant date value of $250,000. This grant will be subject to the terms and conditions of the Company's 2011 Stock Incentive Plan, and will vest over a period of three years, subject to Ms. Bramman's continued service through the applicable vesting date. Additionally, Ms. Bramman will enter into an indemnification agreement with the Company that is consistent with the standard form that was filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1/A, filed with the SEC on April 8, 2005.

Item 7.01.    Regulation FD Disclosure

On January 5, 2026, the Company issued a press release announcing that Ms. Bramman has been appointed to the Board (the "Press Release") as described in Item 5.02 of this report. A copy of the Press Release is furnished as Exhibit 99.1 and incorporated herein by reference. The information in this Item 7.01 and the Press Release shall be deemed furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01. Financial Statements and Exhibits.
    (d)    Exhibits:

Exhibit No.	Description
99.1	Press Release dated January 5, 2026.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.
Date: January 5, 2026	By:/s/ Robyn Koyner
Name: Robyn Koyner
Title: Corporate Secretary